UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2011

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2011, the Board of Directors (the “Board”) of Accuray Incorporated (the “Company”) amended Sections 2.4 and 3.3 of the Company’s Bylaws to provide (i) for majority voting in director elections except in contested elections and (ii) that stockholder nominations for director must include a written statement that the director nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee’s failure to receive the requisite number of votes and the acceptance by the Board of such resignation.

In addition, the Company amended its Corporate Governance Guidelines to provide that with respect to director nominations, the Board will only nominate those directors who have submitted their resignations in advance of an election and that such resignation would become effective only upon the failure of such director nominee to receive the requisite number of votes and the acceptance by the Board of such resignation.

The Bylaws are filed as Exhibit 3.1 hereto and are incorporated herein by reference. A revised version of the Company’s Corporate Governance Guidelines is available on the Company’s investor relations website at investors.accuray.com under “Corporate Governance.”

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: August 29, 2011	By:	/s/ Darren J. Milliken
Darren J. Milliken
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws.